UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2023

Journey Medical Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41063	47-1879539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9237 E Via de Ventura Blvd., Suite 105

Scottsdale, AZ 85258

(Address of Principal Executive Offices)

(480) 434-6670

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DERM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form 8-K (the “Current Report”), on June 21, 2023, the stockholders of Journey Medical Corporation (the “Company” or “Journey”) voted at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) to approve the 2023 Employee Stock Purchase Plan (“2023 ESPP”).

The Company’s Board of Directors approved the 2023 ESPP in April 2023, subject to stockholder approval at the 2023 Annual Meeting. The 2023 ESPP became effective at the time of stockholder approval.

A copy of the 2023 ESPP is filed as Exhibit 10.1 to this Current Report and is incorporated by reference in this Item 5.02. The material terms of the 2023 ESPP as so amended are described in the Company’s definitive proxy statement on Schedule 14A for the 2023 Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2023.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 21, 2023, the Company held its 2023 Annual Meeting at 11:00 a.m. Eastern Time by means of an online virtual meeting platform. Stockholders representing 12,377,569 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company, or 69.21%, of the 17,881,528 shares entitled to vote, were represented in person or by proxy, constituting a quorum.

At the 2023 Annual Meeting, the following three proposals were approved: (i) the election of six directors to hold office until the 2024 annual meeting of stockholders; (ii) the ratification of the appointment of KPMG LLP as Journey’s independent registered public accounting firm for the year ending December 31, 2023; and (iii) the approval of the Journey Medical Corporation 2023 Employee Stock Purchase Plan. The three proposals are described in detail in Journey’s definitive proxy statement on Schedule 14A for the 2023 Annual Meeting filed with the SEC on April 28, 2023.

As of the April 25, 2023 record date for the determination of the stockholders entitled to notice of, and to vote at, the 2023 Annual Meeting, 11,881,528 shares of the Company’s Common Stock were outstanding and eligible to vote with an aggregate of 11,881,528 votes and 6,000,000 shares of the Company’s Class A Common Stock were outstanding and eligible to vote with an aggregate of 13,080,000 votes, as determined in accordance with Article IV, Section 3.2 of the Company’s Third Amended and Restated Certificate of Incorporation.

Proposal 1

The votes with respect to the election of six directors to hold office until the 2023 annual meeting of stockholders were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Lindsay A. Rosenwald, M.D.	16,021,582	190,520	3,245,467
Claude Maraoui	16,158,703	53,399	3,245,467
Neil Herskowitz	16,140,007	72,095	3,245,467
Dr. Jeffrey Paley	16,155,835	56,267	3,245,467
Justin Smith	16,125,618	86,484	3,245,467
Miranda Toledano	16,015,287	196,815	3,245,467

Proposal 2

The vote with respect to the ratification of KPMG LLP as Journey’s independent registered accounting firm for the year ending December 31, 2023 was as follows:

Total Votes For	Total Votes Against	Abstentions
19,431,599	25,051	919

Proposal 3

The vote with respect to the approval of the Journey Medical Corporation 2023 Employee Stock Purchase Plan was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
16,085,316	126,286	500	3,245,467

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

10.1	Journey Medical Corporation 2023 Employee Stock Purchase Plan.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Journey Medical Corporation

(Registrant)

Date: June 23, 2023
	By:	/s/ Claude Maraoui
Claude Maraoui
Chief Executive Officer, President and Director